Brazil Gold Corp.

April 1, 2011

Coach Capital LLC
1201 Orange Street, Suite 600
Wilmington, DE 19899-0511

Re: Memorandum of Understanding

The purpose of this letter is to document the agreement between Brazil Gold Corp. ("Brazil Gold"), a Nevada corporation, and Coach Capital LLC ("Coach"), a Delaware limited liability company, regarding the settlement of the debt owed by Brazil Gold to Coach.

1.       Background Information

Brazil Gold executed a Convertible Promissory Note to Coach dated April 6, 2010 (the "BRZG Note"). Under the terms of the BRZG Note, Coach would loan up to $2,000,000 to Brazil Gold. The current balance on the BRZG Note is $1,700,000.

Brazil Gold is the holder of a Promissory Note in the amount of $1,420,000 from Armadillo Resources Ltd. dated October 28, 2010 (the "ARO Note").

2.           The Settlement

In full settlement of the BRZG Note, Coach has agreed to accept the ARO Note, to be assigned by BRZG to Coach, plus ten million (10,000,000) shares of restricted common stock of BRZG.

3.           Acceptance

Please indicate your willingness to proceed on the basis outlined herein by signing a copy of this letter and returning it to us.

Sincerely,

BRAZIL GOLD CORPORATION

By: Phillip E. Jennings, President

Acknowledged and accepted this 25th day of April, 2011

COACH CAPITAL LLC

By:

Title: Secretary